Exhibit 99.1

TLGY Acquisition Corporation Announces the Separate Trading of its Class A Ordinary Shares and Detachable Redeemable Warrants, Commencing January 21, 2022

NEW YORK, New York, January 19, 2022 — TLGY Acquisition Corporation (NASDAQ: TLGYU) (the “Company” or “TLGY”) announced today that commencing January 21, 2022 (the “Unit Separation Date”), holders of the units sold in the Company’s initial public offering of 23,000,000 units (the “Units”) may elect to separately trade the Company’s Class A ordinary shares (the “Class A Ordinary Shares”) and the Company’s detachable redeemable warrants (the “Detachable Redeemable Warrants”) included in the Units. The Units not separated will continue to trade on the Nasdaq Stock Market LLC (the “NASDAQ”) under the symbol “TLGYU,” and the Class A Ordinary Shares and the Detachable Redeemable Warrants that are separated will trade on the NASDAQ under the symbols “TLGY” and “TLGYW,” respectively. No fractional Detachable Redeemable Warrants will be issued upon separation of the Units and only whole Detachable Redeemable Warrants will trade. Holders of the Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into Class A Ordinary Shares and Detachable Redeemable Warrants.

Each Unit consists of one Class A Ordinary Share, one-half of one Detachable Redeemable Warrant and a contingent right to receive at least one-fourth of one redeemable warrant following the initial business combination redemption time (the “Distributable Redeemable Warrants”).

In the separation, holders of Units will receive the number of shares of Class A Ordinary Shares underlying their Units, with the right to receive any Distributable Redeemable Warrants remaining attached to such shares of Class A Ordinary Shares, and the number of Detachable Redeemable Warrants underlying such Units.

Any holder of Units whose ownership includes a fractional number of underlying Detachable Redeemable Warrants, will be issued a number of Detachable Redeemable Warrants that is rounded down to the nearest whole number. Accordingly, any owner of Units that does not own a multiple of two Units will lose some amount of fractional Detachable Redeemable Warrants upon separation.

Upon the Company’s consummation of an initial business combination, 5,750,000 Distributable Redeemable Warrants will be distributed on a pro-rata basis to holders of record of the Class A Ordinary Shares issued in the initial public offering (whether acquired in the initial public offering or afterward) and that the holders thereof have not elected to redeem. Following the separation of the Units, the Class A Ordinary Shares will continue to trade with the right to receive these additional Distributable Redeemable Warrants, and such right will not be separately tradable.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering was made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained for free by visiting EDGAR on the website of the Securities and Exchange Commission (“SEC”) at

https://www.sec.gov/edgar/browse/?CIK=1879814&owner=exclude. Alternatively, copies of the prospectus may be obtained from Mizuho Securities USA LLC, Attention: Equity Capital Markets, 1271 Avenue of the Americas, New York 10020; Telephone: 212-205-7600.

About TLGY Acquisition Corporation

The Company is a blank check company sponsored by TLGY Sponsors LLC, whose business purpose is to effect a merger, share exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. The company intends to focus its search for an initial business combination on a promising global company—or a company with Asia linkages with the potential to become a global company—with a focus on biopharma or consumer businesses driven by enabling technology.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the timing of the separation of the units sold in the Company’s initial public offering. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC”. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Jin-Goon Kim

Founder and Chief Executive Officer

c/o TLGY Sponsors LLC,

Flat A, 6/F, Ho Lee Commercial Building,

38-44 D’Aguilar Street,

Central, Hong Kong SAR

+852 9731 0995

mail@tlgyacquisition.com

Website: www.tlgyacquisition.com

Source: TLGY Acquisition Corporation

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